Exhibit 10.3

EXECUTION VERSION

MANAGEMENT SERVICES AGREEMENT
THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), dated as of this 31st day of January, 2018, is made and entered into by and among N1 Liquidating Trust, a Maryland statutory trust (the “Trust”), N1 Hendon Holdings, LLC, a Delaware limited liability company (“Holdco”), and CNI NSI Advisors, LLC, a Delaware limited liability company.
RECITALS
WHEREAS, the board of directors of NorthStar Real Estate Income Trust Inc., a Maryland corporation (“NorthStar I”), and the stockholders of NorthStar I have approved the merger (the “NorthStar I Merger”) of NorthStar I with and into Colony NorthStar Credit Real Estate, Inc., a Maryland corporation (“CLNC”), and the other transactions contemplated by the Amended and Restated Master Combination Agreement, dated as of November 20, 2017 (the “Combination Agreement”), by and among NorthStar I, NorthStar Real Estate Income Trust Operating Partnership, LP, a Delaware limited partnership and the operating partnership of NorthStar I (“NorthStar I OP”), Colony Capital Operating Company, LLC (“CLNS OP”), a Delaware limited liability company and the operating company of Colony NorthStar, Inc., a Maryland corporation, NRF RED REIT Corp., a Maryland corporation and an indirect subsidiary of CLNS OP, NorthStar Real Estate Income II, Inc., a Maryland corporation (“NorthStar II”), NorthStar Real Estate Income Operating Partnership II, LP, a Delaware limited partnership and the operating partnership of NorthStar II, CLNC, and Credit RE Operating Company, LLC, a Delaware limited liability company and wholly owned subsidiary of CLNC, which other transactions include a plan for the distribution to the stockholders of NorthStar I of the Excluded Asset (as defined below), in accordance with Maryland law (the “Plan”), prior to the NorthStar I Merger;
WHEREAS, the Plan contemplates that prior to consummation of the NorthStar I Merger, NorthStar I OP will transfer, or cause to be transferred, the Excluded Asset to a limited liability company formed to hold, service and receive the proceeds of any sale of the Excluded Asset;
WHEREAS, Holdco was formed as a subsidiary of NorthStar I pursuant to the Delaware Limited Liability Company Act, as amended, by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on January 25, 2018, in order to serve as such limited liability company;
WHEREAS, in accordance with the Plan, NorthStar I OP has caused the transfer of the Excluded Asset to Holdco;
WHEREAS, CFI Hendon Holdings, LLC (including any of its assignees or successors, the “Senior Interest Holder”) and Holdco have entered into that certain Participation Agreement, dated as of January 31, 2018, by and among the Senior Interest Holder and Holdco (as may be amended, restated, revised or supplemented from time to time, the “Participation Agreement”), pursuant to which (i) the Senior Interest Holder has purchased the Senior Participation Interest (as defined below) and (ii) Holdco has retained the Retained Asset (as defined below);
WHEREAS, the Trust was formed on January 5, 2018 by filing a Certificate of Trust with the State Department of Assessments and Taxation of Maryland;
WHEREAS, in accordance with the Plan, NorthStar I has entered into an Agreement and Declaration of Trust, dated as of January 31, 2018 (the “Trust Agreement”), with the trustees of the Liquidating Trust named therein (the “Trustees”);
WHEREAS, concurrently with the execution of this Agreement, NorthStar I is transferring all of its ownership interests in Holdco to the Trust;
WHEREAS, Northstar I intends to cause the units of beneficial interest in the Trust (“Units”) to be distributed to the stockholders of NorthStar I prior to the effective time of the NorthStar I Merger;
WHEREAS, under the Trust Agreement, the Trustees shall administer the Trust in order to hold and ultimately dispose of the Retained Asset and, upon satisfaction of all related liabilities and obligations, to cause the residue of the proceeds of such disposition to be distributed to holders of Units in accordance with the terms thereof;

WHEREAS, following the transfer by NorthStar I of all of its ownership interests in Holdco to the Trust, the Trust will be the managing member of Holdco and will conduct all its business and hold its ownership interest in the Retained Asset through Holdco or other Trust Subsidiaries (as defined below);
WHEREAS, the Trust and Holdco desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor (as defined below) and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Trustees, as provided herein; and
WHEREAS, the Advisor (as defined below) is willing to undertake to render such services, subject to the supervision of the Trustees, on the terms and conditions hereinafter set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and promises contained herein, the receipt and sufficiency of which being hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
1.    DEFINITIONS.  Unless otherwise expressly stated, as used herein, the following terms shall have the following meanings:
“Advisor” shall mean CNI NSI Advisors, LLC, a Delaware limited liability company, any successor advisor to the Trust, Holdco or any person or entity to which CNI NSI Advisors, LLC or any successor advisor subcontracts substantially all of its functions. Notwithstanding the forgoing, a Person hired or retained by CNI NSI Advisors, LLC to perform asset, property or securities management and related services for the Trust or Holdco that is not hired or retained to perform substantially all of the functions of CNI NSI Advisors, LLC with respect to the Trust or Holdco as a whole shall not be deemed to be an Advisor.
“Advisor Covered Person” shall have the meaning set forth in Section 16(a) of this Agreement.
“Affiliate” or “Affiliated” shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.
“Agreement” shall have the meaning set forth in the preamble of this Agreement.
“Board of Trustees” shall refer to the persons holding such office, as of any particular time, under the Trust Agreement of the Trust, whether they be Trustees named therein or additional or successor Trustees.
“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the Trust, Holdco or the Advisor, as applicable, or a material breach of this Agreement by the Trust, Holdco or the Advisor, as applicable, which has not been cured within thirty (30) days following the delivery by the non-breaching party to the breaching party of notice of such breach.
“CLNC” shall have the meaning set forth in the recitals to this Agreement.
“CLNS OP” shall have the meaning set forth in the recitals to this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Combination Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Disposition” shall mean a sale of the Retained Asset (subject to the terms and conditions of the Participation Agreement).
“Distributions” shall mean any distributions of money or other property by the Trust to Unitholders, including, but not limited to, distributions that may constitute a return of capital for federal income tax purposes.
“Excluded Asset” means the asset described in Exhibit A hereto.
“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.
“Holdco” shall have the meaning set forth in the preamble of this Agreement.
“Holdco LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of N1 Hendon Holdings, LLC, dated as of January 31, 2018, as may be amended from time to time.
“Indemnified Party” shall have the meaning set forth in Section 16(b) of this Agreement.
“Indemnifying Party” shall have the meaning set forth in Section 16(c) of this Agreement.
“Independent Trustees” shall have the meaning set forth in the Trust Agreement.
“Losses” shall have the meaning set forth in Section 16(a) of this Agreement.
“Management Fee” shall mean a fee paid to the Advisor as compensation for services rendered in connection with the management and Disposition of the Trust’s assets. The Management Fee shall consist of a monthly fee equal to one-twelfth of 1.25% of the fair market value of the Trust’s net assets.
“NorthStar I” shall have the meaning set forth in the recitals to this Agreement.
“NorthStar I Merger” shall have the meaning set forth in the recitals to this Agreement.
“NorthStar I OP” shall have the meaning set forth in the recitals to this Agreement.
“NorthStar II” shall have the meaning set forth in the recitals to this Agreement.
“Participation Agreement” shall have the meaning set forth in the recitals to this Agreement.
“Person” shall mean an individual, corporation, partnership, trust, joint venture, limited liability company or other entity.
“Plan” shall have the meaning set forth in the recitals to this Agreement.
“Retained Asset” shall mean the “Junior Participation Interest” with respect to the Excluded Asset, as such term is defined in the Participation Agreement.
“Senior Interest Holder” shall have the meaning set forth in the recitals to this Agreement.
“Senior Participation Interest” shall mean the “Senior Participation Interest” with respect to the Excluded Asset, as such term is defined in the Participation Agreement.
“Termination Date” shall mean the date of termination of this Agreement.
“Trust” shall have the meaning set forth in the preamble of this Agreement.
“Trust Agreement” shall have the meaning set forth in the recitals to this Agreement.

“Trust Covered Person” shall have the meaning set forth in Section 16(b) of this Agreement.
“Trust Subsidiary” shall mean (i) Holdco and (ii) any corporation, partnership, limited liability company, joint venture, business trust, real estate investment trust or other organization, whether incorporated or unincorporated, or other legal entity directly or indirectly owned by Holdco.
“Trustee” shall mean a member of the Board of Trustees of the Trust.
“Units” shall have the meaning set forth in the recitals to this Agreement.
“Unitholders” shall mean the holders of the Units.
2.    APPOINTMENT.  The Trust and Holdco hereby appoint the Advisor to serve as their advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
3.    DUTIES OF THE ADVISOR.  The Advisor undertakes to use its commercially reasonable efforts to provide management, sale, disposition and/or liquidation services with respect to the Retained Asset, and to provide administrative services to the Trust and any Trust Subsidiaries, as determined and adopted from time to time by the Board of Trustees. In performance of this undertaking, subject to the supervision of the Board of Trustees and consistent with the provisions of the Trust Agreement and the Holdco LLC Agreement, and subject to the condition that any investment advisory services provided with respect to securities shall be provided by a registered investment adviser, the Advisor shall, either directly or by engaging an Affiliated or non-Affiliated Person:
(a)    provide the daily management for the Trust and the Trust Subsidiaries and perform and supervise the various administrative functions reasonably necessary for the management of the Trust and the Trust Subsidiaries, including, without limitation: (i) provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other items necessary and incidental to the Trust’s and the Trust Subsidiaries’ business and operations; (ii) maintain accounting data and any other information requested concerning the activities of the Trust and the Trust Subsidiaries as shall be required to prepare and to file any required periodic financial reports with the Securities and Exchange Commission and any other regulatory agency, including, without limitation, annual financial statements; (iii) oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including, without limitation, independent accountants and other consultants, on related tax matters; (iv) manage and coordinate with the transfer agent the payment of Distributions to Unitholders; (v) consult with and assist the Board of Trustees in evaluating and obtaining adequate insurance coverage based upon risk management determinations; (vi) provide the Board of Trustees with updates related to the overall regulatory environment affecting the Trust and the Trust Subsidiaries, as well as managing compliance with such matters; (vii) consult with the Board of Trustees with respect to the governance structure and appropriate policies and procedures related thereto; (viii) oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Trust and the Trust Subsidiaries to comply with applicable law; (ix) manage communications with Unitholders, including, without limitation, answering phone calls, preparing and sending written and electronic reports and other communications; and (x) establish technology infrastructure to assist in providing Unitholder support services and investor relations;
(b)    investigate, select, and, on behalf of the Trust and the Trust Subsidiaries, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including, but not limited to, consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, and any and all agents for any of the foregoing, including, without limitation, Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including, but not limited to, entering into contracts in the name of the Trust and the Trust Subsidiaries with any of the foregoing;
(c)    consult with the Board of Trustees and officers of the Trust and the Trust Subsidiaries and assist the Board of Trustees in the formulation and implementation of the Trust’s financial policies, and, as necessary, furnish the Board of Trustees with advice and recommendations with respect to the making of investments consistent with the purpose, investment objectives and policies of the Trust and in connection with any borrowings proposed to be undertaken by the Trust or any Trust Subsidiary;
(d)    obtain the prior approval of the Board of Trustees, any particular Trustees specified by the Board of Trustees or any committee thereof, as applicable, for any Disposition of the Retained Asset;
(e)    pursue a Disposition of the Retained Asset within the discretionary limits and authority as granted by the Board of Trustees;
(f)    obtain reports (which may but are not required to be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of the Trust’s assets;
(g)    from time to time, or at any time reasonably requested by the Board of Trustees, make reports to the Board of Trustees of its performance of services to the Trust and the Trust Subsidiaries under this Agreement, including, but not limited to, reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;
(h)    provide the Trust and the Trust Subsidiaries with all necessary cash management services;
(i)    consult with the Board of Trustees and provide assistance with the evaluation and approval of any potential Disposition or other material restructuring or modification of the terms governing the Retained Asset;
(j)    structure and negotiate the terms and conditions of transactions pursuant to which a Disposition may be made;
(k)    perform all duties (including the granting of any consent) of the Trustees as set forth in Section 3.03 of the Trust Agreement;
(l)    do all things necessary to assure its ability to render the services described in this Agreement; and
(m)    before such transactions are completed, notify and obtain the approval of a majority of the Board of Trustees, including a majority of the Independent Trustees, for all transactions with Affiliates.
Notwithstanding the foregoing, the Advisor may delegate any or all of the foregoing duties to any Person so long as the Advisor or any Affiliate remains responsible for the performance of the duties set forth in this Section 3, subject to the prior consent of the Board of Trustees if all or substantially all of such duties are delegated to a Person who is not an Affiliate of the Advisor.
4.    AUTHORITY OF ADVISOR.
(a)    Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board of Trustees over the management of the Trust, the Board of Trustees hereby delegates to the Advisor the authority to (i) structure the terms and conditions of transactions pursuant to which a Disposition will be made, (ii) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement, (iii) manage communications with Unitholders, and (iv) manage public reporting, internal controls, accounting and other record-keeping functions and general corporate services for the Trust and the Trust Subsidiaries.
(b)    In connection with a proposed Disposition, the Advisor will deliver to the Board of Trustees or to any delegated committee of the Board of Trustees or other group of Trustees, as the case may be, all documents and other information required by them to properly evaluate such proposed Disposition. The prior approval of a majority of the Board of Trustees (including, in the case of a Disposition to an Affiliate, a majority of the Independent Trustees) will be required for any Disposition.

5.    BANK ACCOUNTS.  The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Trust or the Trust Subsidiaries, or in the name of the Trust or the Trust Subsidiaries, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Trust or the Trust Subsidiaries, under such terms and conditions as the Board of Trustees may approve; provided, that no funds shall be commingled with the funds of the Advisor and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Board of Trustees and to the auditors of the Trust.
6.    RECORDS; ACCESS.  The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board of Trustees and by counsel, auditors and authorized agents of the Trust, at any time or from time to time during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Trust and the Trust Subsidiaries.
7.    RELATIONSHIP WITH TRUSTEES.  Members, managers, directors, officers and employees of the Advisor or an Affiliate of the Advisor may serve as a Trustee and as officers of the Trust and its subsidiaries, except that no member, manager, director, officer or employee of the Advisor or its Affiliates who also is a Trustee or officer of the Trust or its subsidiaries shall receive any compensation from the Trust for serving as a Trustee or officer of the Trust or its subsidiaries other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Trustees.
8.    MANAGEMENT FEE. The Advisor shall receive the Management Fee as compensation for services rendered hereunder. The Advisor shall compute each installment of the Management Fee within twenty (20) days after the end of the calendar month with respect to which such installment is payable. A copy of the computations made by the Advisor to calculate such installment of the Management Fee shall thereafter promptly be delivered to the Trust and, upon such delivery, payment of such installment of the Management Fee shown therein shall be due and payable in cash no later than the date that is ten (10) days after the date of the delivery to the Trust of such computations. Payment of the Management Fee may be waived or deferred, in whole or in part, from time to time, by the Advisor (without interest).
9.    EXPENSES.
(a)    In addition to the compensation paid to the Advisor pursuant to Section 8 and subject to the limitations below, the Trust or the Trust Subsidiaries, as the case may be, shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Trust and the Trust Subsidiaries pursuant to this Agreement, including, but not limited to:
(i)    the actual cost of goods and services used by the Trust or the Trust Subsidiaries and obtained from Persons not affiliated with the Advisor, including, without limitation, brokerage fees paid in connection with the purchase and sale of any securities;
(ii)    interest and other costs for borrowed money, including, without limitation, discounts, points and other similar fees;
(iii)    taxes and assessments on income or assets of the Trust or the Trust Subsidiaries and any other taxes otherwise imposed on the Trust or the Trust Subsidiaries;
(iv)    costs associated with insurance required in connection with the business of the Trust or the Trust Subsidiaries or by the Trust’s officers and Trustees;
(v)    expenses of managing and operating assets owned by the Trust or the Trust Subsidiaries, whether payable to an Affiliate of the Trust or a non-Affiliated Person;
(vi)    all expenses in connection with payments to the Trustees and meetings of the Trustees and Unitholders;

(vii)    expenses associated with a Disposition or other restructuring or modification of the terms governing the Retained Asset;
(viii)    expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Trust to the Unitholders;
(ix)    expenses of organizing, revising, amending, converting, modifying, or terminating the Trust or the Trust Agreement;
(x)    expenses of maintaining communications with Unitholders, including, without limitation, the cost of preparating, printing, and mailing annual reports and other Unitholder reports, proxy statements and other reports required by governmental entities;
(xi)    administrative service expenses (including, without limitation, related personnel costs (including, without limitation, salaries, bonuses, equity-based compensation, and benefits) relating to, among other things, the services set forth in Section 3(a) hereof);
(xii)    audit, accounting and legal fees and other fees for professional services relating to the operations of the Trust or the Trust Subsidiaries and all such fees incurred at the request, or on behalf of, the Independent Trustees or any committee of the Board of Trustees;
(xiii)    out-of-pocket costs for the Trust or the Trust Subsidiaries to comply with all applicable laws, regulations and ordinances; and
(xiv)    all other costs incurred by the Advisor in performing its duties hereunder.
(b)    Expenses incurred by the Advisor on behalf of the Trust or the Trust Subsidiaries, or in connection with the services provided to the Trust pursuant to this Agreement, and payable pursuant to this Section 9 shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Trust and the Trust Subsidiaries, and shall deliver such statement to the Trust and Holdco within twenty (20) days after the end of each month. Reimbursement of the expenses set forth in such statement shall be made no later than ten (10) days after the receipt of such statement.
10.    OTHER SERVICES.  Should the Board of Trustees request that the Advisor or any director, officer or employee thereof render services for the Trust or the Trust Subsidiaries other than set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Trustees of the Trust, subject to the limitations contained in the Trust Agreement, and shall not be deemed to be services pursuant to the terms of this Agreement.
11.    ASSIGNMENT TO AN AFFILIATE.  This Agreement may be assigned by the Advisor to an Affiliate or Affiliates with the approval of a majority of the Board of Trustees, including a majority of the Independent Trustees. The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board of Trustees. This Agreement shall not be assigned by the Trust or Holdco without the prior written consent of the Advisor, except in the case of an assignment by the Trust or Holdco to a corporation, limited partnership or other organization which is a successor to all of the assets, rights and obligations of the Trust or Holdco, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Trust and Holdco are bound by this Agreement.
12.    OTHER ACTIVITIES OF THE ADVISOR.  Nothing herein shall prevent the Advisor or its Affiliates from (a) engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates or (b) competing with the Trust, and the doctrine of corporate opportunity or any similar doctrine applicable to the Trust shall not apply to the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any member, manager, director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association and earn fees for rendering such services.

13.    TERM OF AGREEMENT.  This Agreement shall continue in force throughout the duration of the existence of the Trust and shall terminate as of the date of termination of the Trust.
14.    TERMINATION BY THE PARTIES.  This Agreement may be terminated immediately by the Trust and/or Holdco or the Advisor for Cause.
15.    TERMINATION.
(a)    After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder, except that the Advisor shall be entitled to receive from the Trust or Holdco within thirty (30) days after the Termination Date all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to the Termination Date.
(b)    The Advisor shall promptly upon termination:
(i)    pay over to the Trust and Holdco all money collected and held for the account of the Trust and the Trust Subsidiaries pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii)    deliver to the Board of Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Trustees;
(iii)    deliver to the Board of Trustees all assets and documents of the Trust and the Trust Subsidiaries then in the custody of the Advisor; and
(iv)    cooperate with the Trust and Holdco to provide an orderly management transition.
16.    INDEMNIFICATION.
(a)    The Trust, to the fullest extent permitted by law, shall indemnify and hold harmless the Advisor, its Affiliates and the Advisor’s and its Affiliates’ respective officers, directors, members, managers, employees, stockholders, partners, trustees, control persons and equityholders (each, an “Advisor Covered Person”) from and against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, including reasonable legal fees and other expenses reasonably incurred (collectively, “Losses”), in respect of, arising out of or in connection with the business and operations of the Trust or any Trust Subsidiary or any action taken or omitted by any such Advisor Covered Person in good faith by or on behalf of the Trust or any Trust Subsidiary pursuant to authority granted by this Agreement, except where found by a court of competent jurisdiction to be attributable to the gross negligence, fraud, willful misconduct or bad faith of any Advisor Covered Person or the reckless disregard by any Advisor Covered Person of their duties under this Agreement. In the event that any Advisor Covered Person becomes involved in any capacity in any suit, action, proceeding or investigation in connection with any matter arising out of or in connection with the Advisor’s duties hereunder, the Trust will periodically reimburse such Advisor Covered Person for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith; provided that prior to any such advancement of expenses (i) such Advisor Covered Person shall provide the Trust with an undertaking to promptly repay to the Trust the amount of any such expenses paid to it if it shall ultimately be determined that such Advisor Covered Person is not entitled to be indemnified by the Trust as herein provided in connection with such suit, action, proceeding or investigation, and (ii) such Advisor Covered Person shall provide the Trust with a written affirmation that such Advisor Covered Person in good faith believes that it has met the standard of conduct necessary for indemnification hereunder; provided, further, that the failure for any reason of the Trust to advance funds to any Advisor Covered Person shall in no way affect such Advisor Covered Person’s right to reimbursement of such costs if it is ultimately determined that such Advisor Covered Person was entitled to indemnification pursuant to the terms hereof.

(b)    The Advisor, to the fullest extent permitted by law, shall indemnify and hold harmless the Trust and any Trust Subsidiary, including their respective officers, trustees, directors, members, managers, employees, stockholders, partners, trustees, control persons and equityholders (each, a “Trust Covered Person”; an Advisor Covered Person and a Trust Covered Person are each sometimes hereinafter referred to as an “Indemnified Party”) of and from any and all Losses in respect of, arising out of or in connection with (i) any action taken or omitted by the Advisor that is found by a court of competent jurisdiction to constitute gross negligence, fraud, willful misconduct, bad faith or reckless disregard of the Advisor’s duties under this Agreement or (ii) any claims by the employees of the Advisor or its Affiliates relating to the terms and conditions of their employment by the Advisor or its Affiliates.

(c)    An Indemnified Party will promptly notify the party from whom indemnification is sought pursuant to Section 16(a) or 16(b), as applicable (the “Indemnifying Party”), of the occurrence of any action, claim, suit, proceeding or investigation (a “Claim”) likely to result in an indemnification request pursuant hereto and shall describe the nature of the Claim; provided that any failure by such Indemnified Party to notify the Indemnifying Party will not relieve the Indemnifying Party from its obligations hereunder, except to the extent that such failure shall have actually prejudiced the Indemnifying Party’s ability to eliminate or reduce any liability or the defense of such action. Each Indemnified Party hereby undertakes, and the Indemnifying Party hereby accepts each Indemnified Party’s undertaking, to repay any and all such amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified therefor. The Indemnifying Party will be entitled to take control, at its own cost, in the defense of said Claim, including the selection of counsel, in the Indemnifying Party’s sole discretion. In such a case, the Indemnified Party shall provide the Indemnifying Party with all necessary information and shall consult with the Indemnified Party on the conduct of its defense. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such third-party claim, and the use of reasonable efforts to make employees available to provide additional information and explanation of any material provided hereunder. Should the Indemnifying Party so elect to assume the defense of a third-party claim, the Indemnifying Party will not be liable to any Indemnified Party for legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, unless the third-party claim involves potential conflicts of interest between the Indemnified Party and the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense (except as provided in the immediately preceding sentence), separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. No Indemnified Party shall settle, compromise or consent to the entry of a judgment with respect to any pending or threatened Claim in respect of which indemnification can be sought under this Agreement without the Indemnifying Party’s prior written consent, in its sole discretion. The Indemnifying Party shall accept no liability or settlement in the context of Claims the consequences of which would be likely to give rise to indemnification pursuant hereto, without the prior written consent of the applicable Indemnified Party, unless such settlement agreement includes a full and unreserved clause of exclusion of liability of any Indemnified Party in the context of such dispute.
(d)    The provisions of this Section 16 shall survive the expiration or earlier termination of this Agreement.
17.    NOTICES.  All notices, reports and other communications under this Agreement to any party hereto shall be in writing and shall be deemed to have been duly given for all purposes when (i) deposited in the mail, postage prepaid, for delivery to, or deposited with a courier service for delivery to, such party, or (ii) delivered personally or sent by email to such party, in each case at the following address or at such other addresses or numbers as shall be specified by the parties by like notice.
To the Trustees and to the Trust:
N1 Liquidating Trust
515 S. Flower St., 44th Floor
Los Angeles, CA 90071
Attention: Director, Legal Department
Email: colonylegal@clns.com

To Holdco:
N1 Hendon Holdings, LLC
515 S. Flower St., 44th Floor
Los Angeles, CA 90071
Attention: Director, Legal Department
Email: colonylegal@clns.com
To the Advisor:
CNI NSI Advisors, LLC
515 S. Flower St., 44th Floor
Los Angeles, CA 90071
Attention: Director, Legal Department
Email: colonylegal@clns.com
Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 17.
18.    MISCELLANEOUS.
(a)    Amendment. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto.
(b)    Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
(c)    Applicable Law.  The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Maryland.
(d)    Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.
(e)    Waiver.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
(f)    Captions.  The titles of sections herein are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
(g)    Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Management Services Agreement as of the date and year first above written.

THE TRUST:
N1 LIQUIDATING TRUST
By:	/s/ Frank V. Saracino
	Name:	Frank V. Saracino
	Title:	Chief Financial Officer

HOLDCO:
N1 HENDON HOLDINGS, LLC
By:	N1 LIQUIDATING TRUST, its sole member
	By:	/s/ Frank V. Saracino
	Name:	Frank V. Saracino
	Title:	Chief Financial Officer

THE ADVISOR:
CNI NSI ADVISORS, LLC
By:	/s/ Mark M. Hedstrom
	Name:	Mark M. Hedstrom
	Title:	Vice President

[Signature page to Management Services Agreement]

EXHIBIT A
DESCRIPTION OF EXCLUDED ASSET
That certain Promissory Note (the “Note”) in the original maximum principal sum of $150,150,000.00 dated April 11, 2014, as given by KDI Panama Mall, LLC, KDI Panama Center, LLC, KDI Panama Out Parcel, LLC, KDI Athens Mall, LLC, KDI Athens Theater, LLC, KDI RiverGate Mall, LLC, and KDI RiverGate Center, LLC, each a Georgia limited liability company (collectively, “Borrower”) to NS Income DB Loan – Series III, a series of NS Income DB Loan, LLC, a Delaware limited liability company, as successor in interest to SE Malls Lender NT‑I, LLC, a Delaware limited liability company (“Lender”), which Note was evidenced in part by that certain Loan Agreement dated as of April 11, 2014 between Borrower and Lender.

A-1